Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter and Year Ending December 31, 2018 Earnings and Provides an Operational Update and 2019 Outlook
Houston, Texas — February 26, 2019 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2018 and provided its 2019 outlook.
Highlights

•
Increased production guidance twice in 2018, adjusted for divestitures. Production volumes averaged 88.3 thousand barrels of oil equivalent per day (“MBoepd”) (76.2% oil) in the fourth quarter of 2018, in-line with midpoint guidance. Production volumes averaged 82.5 MBoepd (76.5% oil) for the year ended December 31, 2018.

•	Lowered lease operating expenses (“LOE”) per barrels of oil equivalent (“Boe”) by over 12% year over year to $6.44 per Boe for the year ended December 31, 2018.

•
Completed and placed on production 121 gross (85.3 net) operated wells, including 114 gross (79.0 net) operated wells in the Williston Basin and 7 gross (6.3 net) operated wells in the Delaware Basin, while investing $942.2 million of exploration and production capital expenditures (“E&P CapEx”), which excludes acquisitions, other capital and midstream capital, during 2018.

•
Closed and integrated the acquisition of approximately 22,000 net core acres in the over-pressured oil window of the Delaware Basin (the “Permian Basin Acquisition”). Additionally, Oasis purchased adjacent acreage at attractive pricing, bringing its total position to over 23,000 net acres in the Delaware Basin.

•
Oasis’s midstream subsidiary, Oasis Midstream Partners LP (“OMP”), completed the construction and startup of a second natural gas plant in Wild Basin, making Oasis the second largest natural gas processor in North Dakota.

•	Successfully executed a divestiture “dropdown” of additional interests in midstream subsidiaries to OMP for $251.4 million, which increased Oasis’s holdings of OMP common units and reduced debt.

•	High-graded the portfolio since announcing the Permian Basin Acquisition including non-strategic divestitures of approximately $360 million, which helped reduce financial leverage.

•
Net cash provided by operating activities was $996.4 million for the year ended December 31, 2018 and $234.4 million for the fourth quarter of 2018. Adjusted EBITDA, a non-GAAP financial measure, was $958.7 million for the year ended December 31, 2018 and $214.1 million for the fourth quarter of 2018. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“2018 was a successful year for Oasis,” said Thomas B. Nusz, Oasis’s Chairman and Chief Executive Officer. “We focused on development of our core Williston asset, which drove full-year oil production up 20% vs. 2017, adjusted for the Delaware acquisitions and Bakken divestitures. Also in the Williston, OMP successfully started its new 200 million cubic feet per day plant in December which puts us in a great position to capture and realize the full value of our gas production in North Dakota. Separately, we continue to integrate our new Delaware asset and prepare for full-field development. Our technical learnings have validated the quality of this acreage, first year financial performance exceeded expectations, and we expect to realize exceptional returns and value creation in coming years.”
“Additionally, throughout 2018 we high-graded our asset base through a series of non-core divestitures. Operationally, our team continues to do a tremendous job optimizing our cost structure. On the resource delineation side, in the Williston Basin, several strong well results at Painted Woods and Montana in the west and Cottonwood in the east heighten our confidence in the competitive position of these areas. At year-end 2018, Oasis had over 2,000 gross operated locations in the Williston and Delaware with breakeven pricing below $45 per barrel WTI. At our current completions pace, this represents over 20 years of development. While prices have weakened considerably since 2018, we have the asset quality, inventory depth, financial strength, midstream capabilities, and services to succeed at low prices.”
“Oasis has an enviable asset base. We are in a formidable position to generate significant free cash flow in 2019 through prudent capital spending reductions and operating efficiencies. Free cash flow generation from the Williston is expected to fund growth at our core Delaware asset and reduce corporate debt. Consistent with our dedication to generating free cash flow, we entered into a capital expenditures arrangement with OMP for Bobcat DevCo’s 2019 expansion capital expenditures that permits us to minimize midstream spending at the Oasis level. We are poised to succeed in the current environment. Oasis has the strategic, operating, and financial capabilities to drive capital efficiency, generate strong free cash flow, and deliver for our shareholders.”

Midstream Update
OMP completed its new 200 MMscfpd natural gas processing plant in early December and has gradually ramped up volumes through February. OMP is now the second largest natural gas processor in the Williston Basin. OMP’s gas plant is currently running at approximately 60% utilization, and now expects utilization to increase to over 90% by year-end 2019 consisting of both Oasis and third-party volumes. In late 2018, OMP successfully signed additional third-party agreements, which diversifies the revenue base and provides financial resiliency. OMP continues to pursue additional opportunities with third-parties to further increase the utilization of its gas gathering and processing infrastructure.
On February 22, 2019, Oasis entered into a capital expenditures arrangement (the “Capital Expenditures Arrangement”) with OMP, allowing OMP to fund growth capital for Bobcat DevCo. As a result of this arrangement, Oasis’s ownership in Bobcat DevCo is expected to decline from 75% to between approximately 64% and 66% by the end of the 2019 calendar year. The Company believes this arrangement is mutually beneficial to both Oasis and OMP, as it significantly reduces Oasis’s midstream spending and OMP can accretively increase its leverage to Bobcat DevCo. Additionally, in 2019, Oasis is planning capital expenditures related to its retained interest in Williston Basin infrastructure of approximately $11 million to $13 million and midstream capital expenditures of approximately $8 million in the Delaware Basin.
The terms of the Capital Expenditures Arrangement were approved by the Board of Directors of the general partner of OMP following a unanimous recommendation for approval from the conflicts committee of the Board of Directors of the general partner of OMP, which consists entirely of independent directors. The conflicts committee was advised by Baird on financial matters and Richards, Layton & Finger, P.A. on legal matters. Oasis was advised by Vinson and Elkins L.L.P. on legal matters.
2019 Plan
Oasis constructed its 2019 plan based on being free cash flow positive at $50 WTI. In order to achieve this objective, the total E&P and Other CapEx plan has been reduced by approximately 40% year over year and is expected to range between $540 million and $560 million. Oasis is directing approximately 75% of its capital to the Williston Basin and approximately 25% to the Delaware Basin. The Company expects 85% of its E&P and Other CapEx to be invested in drilling and completions activities, including:

•	Completing approximately 70 gross operated wells with a working interest of approximately 65% in the Williston Basin;

•	Completing 9 to 11 gross operated wells with a working interest of approximately 90% in the Delaware Basin; and

•
Cash flow from the Williston asset is expected to fund a small Delaware outspend in 2019. Oasis produced 88.3 MBoepd in the fourth quarter of 2018, and expects first quarter production to be essentially flat quarter over quarter.

Metric	Range
Production (Boepd)(1)
Full Year 2019	86,000 to 91,000
Full Year Financial Metrics
LOE ($ per Boe)	$7.00 to $8.00
Marketing, transportation and gathering (“MT&G”) ($ per Boe)(2)	$1.50 to $3.50
E&P Cash G&A ($ in millions)(3)	$77 - $81
Production taxes (% of oil and gas revenue)	8.1% to 8.4%
2019 CapEx Plan ($ in millions)
E&P & Other CapEx(4)	$540 - $560
Midstream CapEx	150 - 170
Midstream CapEx attributable to Oasis (included in Midstream CapEx above)	19 - 21
__________________

(1)	Average oil production percentage of 72% in 2019.

(2)	Excludes the effect of non-cash valuation charges.

(3)
Cash E&P G&A represents general and administrative (“G&A”) expenses less non-cash equity-based compensation expense included in our exploration and production segment. Total cash G&A for Oasis estimated at $92 million to $96 million, which excludes non-cash amortization of equity-based compensation of approximately $41 million to $45 million. See “Non-GAAP Financial Measures” below.

(4)	Other CapEx includes OWS and administrative capital and excludes capitalized interest of approximately $15 million.

Operational and Financial Update
Select operational and financial statistics are included in the following table for the periods presented:

	Quarter Ended		Year Ended
	12/31/2018	9/30/2018	12/31/2018	12/31/2017
Production data:
Oil (Bopd)	67,266	65,870	63,151	51,557
Natural gas (Mcfpd)	126,135	117,182	116,246	87,522
Total production (Boepd)	88,288	85,400	82,525	66,144
Percent Oil	76.2%	77.1%	76.5%	77.9%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)	$52.01	$68.33	$61.84	$48.51
Differential to WTI ($ per Bbl)	6.79	1.16	2.88	2.62
Oil, with derivative settlements ($ per Bbl)(1)(2)	44.14	57.50	52.65	47.99
Oil derivative settlements - net cash payments ($ in millions)(2)	(48.7)	(65.6)	(211.7)	(9.8)
Natural gas, without derivative settlements ($ per Mcf)(3)	4.27	3.72	3.88	3.81
Natural gas, with derivative settlements ($ per Mcf)(1)(2)(3)	4.02	3.76	3.84	3.86
Natural gas derivative settlements - net cash receipts (payments) ($ in millions)(2)	(2.9)	0.4	(1.8)	1.5
Selected financial data ($ in millions):
Revenues:
Oil revenues(4)	$321.8	$414.1	$1,425.4	$912.8
Natural gas revenues	49.6	40.1	164.6	121.8
Purchased oil and gas sales(4)	183.1	173.0	551.8	133.5
Midstream revenues	30.6	31.2	119.0	72.8
Well services revenues	14.7	16.3	61.1	52.8
Total revenues	$599.8	$674.7	$2,321.9	$1,293.7
Net cash provided by operating activities	$234.4	$230.0	$996.4	$507.9
Adjusted EBITDA	$214.1	$270.4	$958.7	$707.7
Select operating expenses:
LOE	$56.5	$48.5	$193.9	$177.1
Midstream operating expenses	7.6	8.7	31.9	17.6
Well services operating expenses	8.8	11.4	41.2	37.2
MT&G(5)	28.9	30.1	102.9	56.6
Non-cash valuation charges	3.8	0.6	4.3	(0.8)
Purchased oil and gas expenses(4)	179.9	174.3	554.3	134.6
Production taxes	29.9	38.7	133.7	88.1
Depreciation, depletion and amortization (“DD&A”)	170.5	163.0	636.3	530.8
Total select operating expenses	$485.9	$475.3	$1,698.5	$1,041.2
Select operating expenses data:
LOE ($ per Boe)	$6.95	$6.18	$6.44	$7.34
MT&G ($ per Boe)(5)	3.55	3.84	3.41	2.34
DD&A ($ per Boe)	20.99	20.74	21.12	21.99
E&P G&A ($ per Boe)	3.08	3.88	3.40	3.21
E&P Cash G&A ($ per Boe)(6)	2.18	2.97	2.48	2.16
Production taxes (% of oil and gas revenue)	8.1%	8.6%	8.4%	8.5%
__________________

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)
For the quarter ended September 30, 2018 and the year ended December 31, 2017, oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised as described in Revision of Prior Period Financial Statements below.

(5)
Excludes non-cash valuation charges on pipeline imbalances of $3.8 million and $0.6 million for the quarters ended December 31, 2018 and September 30, 2018, respectively, and $4.3 million and a credit of $0.8 million for the years ended December 31, 2018 and 2017, respectively.

(6)
Cash E&P G&A, a non-GAAP measure, represents G&A expenses less non-cash equity-based compensation expense included in the Company’s exploration and production segment. See “Non-GAAP Financial Measures” below for a reconciliation of the Company’s E&P G&A to Cash E&P G&A.

G&A expenses for the fourth quarter of 2018 totaled $30.3 million, and for the year ended December 31, 2018, G&A totaled $121.3 million. Amortization of equity-based compensation, which is included in G&A expenses, was $7.7 million, or $0.95 per Boe, for the fourth quarter of 2018 and $29.3 million, or $0.97 per Boe, for the full year of 2018. G&A expenses for the Company’s E&P segment totaled $25.1 million for the fourth quarter of 2018 and $102.5 million for the full year of 2018. Total Cash E&P G&A expenses, excluding non-cash equity-based compensation expenses, were $2.18 per Boe for the fourth quarter of 2018 and $2.48 per Boe for the full year of 2018.
Interest expense was $41.5 million for the fourth quarter of 2018 and $159.1 million for the full year of 2018. Capitalized interest totaled $4.0 million for the fourth quarter of 2018 and $17.2 million for the full year of 2018. Cash Interest (non-GAAP) totaled $40.5 million for the fourth quarter of 2018 and $157.6 million for the full year of 2018. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended December 31, 2018, the Company recorded an income tax expense of $69.5 million, resulting in an effective tax rate of 23.5% as a percentage of its pre-tax income for the quarter. The Company’s income tax benefit for the year ended December 31, 2018 was recorded at $5.8 million, or 23.1% of its pre-tax loss.
The Company reported net income attributable to Oasis of $222.0 million in the fourth quarter of 2018. For the full year of 2018, Oasis reported net loss attributable to Oasis of $35.3 million. Excluding certain non-cash items and their tax effect in the fourth quarter of 2018, Adjusted Net Loss Attributable to Oasis (non-GAAP) was $7.3 million, or $0.02 per diluted share, and in the full year of 2018, Adjusted Net Income Attributable to Oasis (non-GAAP) was $79.6 million, or $0.26 per diluted share, respectively. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) attributable to Oasis to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below.
The Company completed and placed on production 121 gross (85.3 net) operated wells during 2018 and 30 gross (21.7 net) operated wells during the fourth quarter of 2018.
The Company sells a significant amount of its crude oil production through gathering systems connected to multiple pipeline and rail facilities, which allows it to shift volumes between pipeline and rail markets in order to optimize price realizations. For the first three quarters of 2018, the Company’s oil price differentials improved to less than $2.00 per barrel discount to WTI. Purchased oil and gas sales, which consist primarily of the sale of crude oil purchased to optimize transportation costs or for blending at the Company’s crude oil terminal, increased $418.3 million to $551.8 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017, primarily due to higher volumes purchased and sold driven by increased market opportunities in the Williston Basin and in the Delaware Basin. Purchased oil and gas expenses increased $419.7 million to $554.3 million for the year ended December 31, 2018 as compared to December 31, 2017.
Revision of Prior Period Financial Statements. In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2018, the Company identified errors in its previously issued 2017 annual consolidated financial statements and in each of the interim periods within 2018 and 2017. These prior period errors related to the presentation of certain crude oil purchase and sale arrangements. Specifically, although the Company previously presented the transactions on a net basis in oil and gas revenues, the Company was required to present these purchase and sale arrangements on a gross basis in purchased oil and gas expenses and purchased oil and gas sales. In addition, the Company identified certain assets and liabilities related to these arrangements that were reported on a net basis in accounts receivable on the balance sheet, but did not meet all of the criteria for a right of setoff. The correction of these errors had no effect on the reported consolidated net income (loss) attributable to Oasis or earnings (loss) attributable to Oasis per share data for the year ended December 31, 2017 or for any of the interim periods within 2018 and 2017 or to Oasis share of stockholders’ equity at December 31, 2017. Based on an analysis of quantitative and qualitative factors, the Company determined the related impact was not material to its consolidated financial statements, and therefore, amendments of previously filed reports are not required.
For the quarter ended December 31, 2017, the Company revised the Consolidated Statements of Operations by increasing purchased oil and gas sales and purchased oil and gas expenses by $30.5 million and $30.4 million, respectively, and decreasing oil and gas revenues by $0.1 million. For the year ended December 31, 2017, the Company revised the Consolidated Statements of Operations by increasing purchased oil and gas sales and purchased oil and gas expenses by $45.6 million and $45.3 million, respectively, and decreasing oil and gas revenues by $0.3 million. For the quarter ended September 30, 2018, the Company revised the Consolidated Statements of Operations by increasing oil and gas revenues, purchased oil and gas sales and purchased oil and gas expenses by $1.6 million, $126.6 million and $128.2 million, respectively. As of December 31, 2017, the Company revised the Consolidated Balance Sheets by increasing both accounts receivable and accrued liabilities by $7.8 million. The amounts presented herein reflect the impact of this revision.
As a result of the errors noted above, the Company has identified a material weakness in its internal control over financial reporting. Accordingly, management will disclose in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that its internal control over financial reporting and its disclosure controls and procedures are not effective as of December 31, 2018 and will receive an adverse opinion on internal control over financial reporting as of December 31, 2018 from PricewaterhouseCoopers LLP. In response to the material weakness identified, management has developed a plan to remediate the material weakness, and has begun working on that remediation plan. In addition, management performed additional analyses and procedures in order to conclude that the Company’s consolidated financial statements for the year ended December 31, 2018 are fairly presented, in all material respects, in accordance with generally accepted accounting principles.
Capital Expenditures
The following table depicts the Company’s CapEx for the year ended December 31, 2018:

2018
CapEx ($ in millions)
E&P (excluding acquisitions)	$942.2
Well Services	7.8
Other(1)	24.0
Total CapEx before acquisitions and midstream	974.0
Midstream(2)	277.6
Total CapEx before acquisitions	1,251.6
Acquisitions	951.9
Total CapEx(3)	$2,203.5
__________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)	Midstream CapEx attributable to OMP was $116.6 million for the year ended December 31, 2018.

(3)
Total CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows are presented on a cash basis. In addition, for the year ended December 31, 2018, capital expenditures (including acquisitions) reflected in the table above includes consideration paid through the issuance of common stock in connection with the Permian Basin Acquisition.

Estimated Net Proved Reserves
The Company’s estimated net proved reserves and related PV-10 are based on reports prepared by DeGolyer and MacNaughton, independent reserve engineers. The table below summarizes the Company’s estimated net proved reserves and related PV-10 at December 31, 2018:

	December 31, 2018
	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Proved Developed	201.1	$3,573.6
Undeveloped	119.4	1,100.7
Total Proved	320.5	$4,674.3
__________________

(1)
PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows.

Liquidity and Balance Sheet
As of December 31, 2018, Oasis had cash and cash equivalents of $22.2 million, total elected commitments under the Oasis Credit Facility of $1,350.0 million and a borrowing base under the OMP Credit Facility of $400.0 million. In addition, Oasis had $468.0 million of borrowings and $14.0 million of outstanding letters of credit issued under the Oasis Credit Facility and $318.0 million of borrowings under the OMP Credit Facility, resulting in an unused borrowing base capacity of $950.0 million for both revolving credit facilities as of December 31, 2018.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX WTI for fixed price swaps and two-way and three-way costless collars. The Company’s basis swaps for crude oil will either settle monthly based on the fixed basis differential from NYMEX WTI to Intercontinental Exchange, Inc. Brent crude oil index price (“ICE Brent”) or Argus WTI Midland crude oil index price (“Midland”) to NYMEX WTI or Argus WTI Houston crude oil index price (“Houston”) to NYMEX WTI. The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. The Company’s basis swaps for natural gas will settle monthly based on the fixed basis differential from Inside FERC Northern Natural Gas Ventura (“IF NNG Ventura”) to NYMEX HH. As of February 26, 2019, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending	Six Months Ending
	December 31, 2018	June 30, 2019	December 31, 2019	June 30, 2020
Crude oil (Volume in MBopd)
Fixed Price Swaps
Volume	43.2	13.0	13.0	—
Price	$53.95	$53.47	$53.47	$—
Collars
Volume	8.5	13.0	12.0	—
Floor	$62.47	$57.46	$58.08	$—
Ceiling	$68.40	$74.49	$76.05	$—
3-way
Volume	—	12.0	12.0	3.0
Sub-Floor	$—	$40.83	$40.00	$40.00
Floor	$—	$51.25	$51.57	$57.24
Ceiling	$—	$68.59	$65.40	$58.04
Total Crude Oil Volume	51.7	38.0	37.0	3.0
Basis Swaps (NYMEX WTI-ICE Brent)
Volume	2.0	2.0	—	—
Price	$(9.68)	$(9.68)	$—	$—
Basis Swaps (Midland-NYMEX WTI)
Volume	1.3	3.8	—	—
Price	$(7.50)	$(6.77)	$—	$—
Basis Swaps (Houston-NYMEX WTI)
Volume	—	1.5	1.5	—
Price	$—	$4.55	$4.55	$—
Total Crude Oil Basis Volume	3.3	7.3	1.5	—

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	41,315	30,475	20,000	—
Price	$3.03	$3.20	$2.90	$—
Total Natural Gas Volume	41,315	30,475	20,000	—
Basis Swaps (IF NNG Ventura-NYMEX HH)
Volume	19,946	26,630	—	—
Price	$0.01	$0.05	$—	$—
Total Natural Gas Basis Volume	19,946	26,630	—	—
The December 2018 crude oil derivative contracts settled at a net $10.6 million received in January 2019 and will be included in the Company’s first quarter of 2019 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, February 27, 2019
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/29262
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	8270035
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, March 6, 2019 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10128589
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc. Financial Statements

OASIS PETROLEUM INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2018	2017
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$22,190	$16,720
Accounts receivable, net	387,602	371,379
Inventory	33,128	19,367
Prepaid expenses	10,997	7,631
Derivative instruments	99,930	344
Intangible assets, net	125	—
Other current assets	183	193
Total current assets	554,155	415,634
Property, plant and equipment
Oil and gas properties (successful efforts method)	8,912,189	7,838,955
Other property and equipment	1,151,772	868,746
Less: accumulated depreciation, depletion, amortization and impairment	(3,036,852)	(2,534,215)
Total property, plant and equipment, net	7,027,109	6,173,486
Derivative instruments	6,945	9
Long-term inventory	12,260	12,200
Other assets	25,673	21,600
Total assets	$7,626,142	$6,622,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,166	$13,370
Revenues and production taxes payable	216,695	213,995
Accrued liabilities	331,651	244,279
Accrued interest payable	38,040	38,963
Derivative instruments	84	115,716
Advances from joint interest partners	5,140	4,916
Other current liabilities	—	40
Total current liabilities	611,776	631,279
Long-term debt	2,735,276	2,097,606
Deferred income taxes	300,055	305,921
Asset retirement obligations	52,384	48,511
Derivative instruments	20	19,851
Other liabilities	7,751	6,182
Total liabilities	3,707,262	3,109,350
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 900,000,000 and 450,000,000 shares authorized at December 31, 2018 and December 31, 2017, respectively; 320,469,049 shares issued and 318,377,161 shares outstanding at December 31, 2018 and 270,627,014 shares issued and 269,295,466 shares outstanding at December 31, 2017	3,157	2,668
Treasury stock, at cost: 2,091,888 and 1,331,548 shares at December 31, 2018 and December 31, 2017, respectively	(29,025)	(22,179)
Additional paid-in capital	3,077,755	2,677,217
Retained earnings	682,689	717,985
Oasis share of stockholders’ equity	3,734,576	3,375,691
Non-controlling interests	184,304	137,888
Total stockholders’ equity	3,918,880	3,513,579
Total liabilities and stockholders’ equity	$7,626,142	$6,622,929

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$371,385	$330,290	$1,590,024	$1,034,634
Purchased oil and gas sales	183,050	61,547	551,808	133,542
Midstream revenues	30,589	23,813	119,040	72,752
Well services revenues	14,731	19,225	61,075	52,791
Total revenues	599,755	434,875	2,321,947	1,293,719
Operating expenses
Lease operating expenses	56,456	43,263	193,912	177,134
Midstream operating expenses	7,587	6,698	31,912	17,589
Well services operating expenses	8,848	13,370	41,200	37,228
Marketing, transportation and gathering expenses	32,634	17,722	107,193	55,740
Purchased oil and gas expenses	179,865	62,043	554,307	134,615
Production taxes	29,948	27,811	133,696	88,133
Depreciation, depletion and amortization	170,477	146,556	636,296	530,802
Exploration expenses	3,731	7,590	27,432	11,600
Impairment	—	866	384,228	6,887
General and administrative expenses	30,317	24,627	121,346	91,797
Total operating expenses	519,863	350,546	2,231,522	1,151,525
Gain (loss) on sale of properties	(10,236)	1,774	28,587	1,774
Operating income	69,656	86,103	119,012	143,968
Other income (expense)
Net gain (loss) on derivative instruments	268,402	(123,954)	28,457	(71,657)
Interest expense, net of capitalized interest	(41,469)	(36,289)	(159,085)	(146,837)
Loss on extinguishment of debt	(150)	—	(13,848)	—
Other income (expense)	(25)	(577)	121	(1,332)
Total other income (expense)	226,758	(160,820)	(144,355)	(219,826)
Income (loss) before income taxes	296,414	(74,717)	(25,343)	(75,858)
Income tax benefit (expense)	(69,548)	202,834	5,843	203,304
Net income (loss) including non-controlling interests	226,866	128,117	(19,500)	127,446
Less: Net income attributable to non-controlling interests	4,889	3,500	15,796	3,650
Net income (loss) attributable to Oasis	$221,977	$124,617	$(35,296)	$123,796
Earnings (loss) per share:
Basic	$0.71	$0.52	$(0.11)	$0.53
Diluted	0.70	0.52	(0.11)	0.52
Weighted average shares outstanding:
Basic	313,260	240,143	307,480	234,986
Diluted	315,098	241,960	307,480	237,875

OASIS PETROLEUM INC.
SELECTED FINANCIAL AND OPERATIONAL STATS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating results ($ in thousands):
Revenues
Oil revenues(1)	$321,834	$289,392	$1,425,409	$912,806
Natural gas revenues	49,551	40,898	164,615	121,828
Purchased oil and gas sales(1)	183,050	61,547	551,808	133,542
Midstream revenues	30,589	23,813	119,040	72,752
Well services revenues	14,731	19,225	61,075	52,791
Total revenues	$599,755	$434,875	$2,321,947	$1,293,719
Production data:
Oil (MBbls)	6,188	5,266	23,050	18,818
Natural gas (MMcf)	11,604	8,815	42,430	31,946
Oil equivalents (MBoe)	8,122	6,735	30,122	24,143
Average daily production (Boepd)	88,288	73,207	82,525	66,144
Average sales prices:
Oil, without derivative settlements (per Bbl)	$52.01	$54.95	$61.84	$48.51
Oil, with derivative settlements (per Bbl)(2)	44.14	53.40	52.65	47.99
Natural gas, without derivative settlements (per Mcf)(3)	4.27	4.64	3.88	3.81
Natural gas, with derivative settlements (per Mcf)(2)(3)	4.02	4.72	3.84	3.86
Costs and expenses (per Boe of production):
Lease operating expenses	$6.95	$6.42	$6.44	$7.34
Marketing, transportation and gathering expenses(4)	3.55	2.83	3.41	2.34
Production taxes	3.69	4.13	4.44	3.65
Depreciation, depletion and amortization	20.99	21.76	21.12	21.99
General and administrative expenses	3.73	3.66	4.03	3.80
__________________

(1)
For the quarter and year ended December 31, 2017, oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised. Refer to Revision of Prior Period Financial Statements for further details.

(2)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances.

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income (loss) including non-controlling interests	$(19,500)	$127,446
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	636,296	530,802
Loss on extinguishment of debt	13,848	—
Gain on sale of properties	(28,587)	(1,774)
Impairment	384,228	6,887
Deferred income taxes	(5,866)	(202,884)
Derivative instruments	(28,457)	71,657
Equity-based compensation expenses	29,273	26,534
Deferred financing costs amortization and other	29,057	18,311
Working capital and other changes:
Change in accounts receivable, net	(23,508)	(166,386)
Change in inventory	(14,346)	(2,501)
Change in prepaid expenses	(2,354)	(838)
Change in other current assets	10	148
Change in long-term inventory and other assets	(144)	(12,143)
Change in accounts payable, interest payable and accrued liabilities	26,116	123,107
Change in other current liabilities	(40)	(10,450)
Change in other liabilities	395	(40)
Net cash provided by operating activities	996,421	507,876
Cash flows from investing activities:
Capital expenditures	(1,148,961)	(647,349)
Acquisitions	(581,650)	(61,874)
Proceeds from sale of properties	333,229	5,774
Costs related to sale of properties	(2,850)	(366)
Derivative settlements	(213,528)	(8,264)
Advances from joint interest partners	224	(2,681)
Net cash used in investing activities	(1,613,536)	(714,760)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	3,224,000	1,162,000
Principal payments on Revolving Credit Facilities	(2,586,000)	(1,377,000)
Repurchase of senior unsecured notes	(423,340)	—
Proceeds from issuance of senior unsecured notes	400,000	—
Deferred financing costs	(13,862)	(2,714)
Proceeds from sale of common stock, net of offering costs	—	302,191
Proceeds from sale of Oasis Midstream common units, net of offering costs	44,503	134,185
Purchases of treasury stock	(6,846)	(6,229)
Distributions to non-controlling interests	(14,114)	—
Other	(1,756)	(55)
Net cash provided by financing activities	622,585	212,378
Increase in cash and cash equivalents	5,470	5,494
Cash and cash equivalents:
Beginning of period	16,720	11,226
End of period	$22,190	$16,720
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$141,196	$129,463
Cash paid for income taxes	38	12
Cash received for income tax refunds	25	281
Supplemental non-cash transactions:
Change in accrued capital expenditures	$68,946	$83,508
Change in asset retirement obligations	3,880	(789)
Installment notes from acquisition	—	4,875
Issuance of shares in connection with the Permian Basin Acquisition	371,220	—

Non-GAAP Financial Measures
E&P Cash G&A Reconciliation
E&P Cash G&A is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines E&P Cash G&A as the total general and administrative expenses included in our exploration and production segment less non-cash equity-based compensation expense included in our exploration and production segment. E&P Cash G&A is not a measure of general and administrative expenses as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses included in our exploration and production segment to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

Exploration and Production
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
General and administrative expenses	$25,057	$19,739	$102,482	$77,560
Equity-based compensation expenses	(7,345)	(5,695)	(27,910)	(25,436)
E&P Cash G&A	$17,712	$14,044	$74,572	$52,124
Cash Interest Reconciliation
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Interest expense	$41,469	$36,289	$159,085	$146,837
Capitalized interest	4,017	4,024	17,226	12,797
Amortization of deferred financing costs	(2,079)	(1,779)	(7,590)	(6,907)
Amortization of debt discount	(2,919)	(2,654)	(11,120)	(10,080)
Cash Interest	$40,488	$35,880	$157,601	$142,647
Adjusted EBITDA and Free Cash Flow Reconciliations
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.

The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Net income (loss) including non-controlling interests	$226,866	$128,117	$(19,500)	$127,446
(Gain) loss on sale of properties	10,236	(1,774)	(28,587)	(1,774)
Loss on extinguishment of debt	150	—	13,848	—
Net (gain) loss on derivative instruments	(268,402)	123,954	(28,457)	71,657
Derivative settlements(1)	(51,515)	(7,460)	(213,528)	(8,264)
Interest expense, net of capitalized interest	41,469	36,289	159,085	146,837
Depreciation, depletion and amortization	170,477	146,556	636,296	530,802
Impairment	—	866	384,228	6,887
Exploration expenses	3,731	7,590	27,432	11,600
Equity-based compensation expenses	7,687	6,083	29,273	26,534
Income tax (benefit) expense	69,548	(202,834)	(5,843)	(203,304)
Other non-cash adjustments	3,878	(1,236)	4,435	(745)
Adjusted EBITDA	214,125	236,151	958,682	707,676
Adjusted EBITDA attributable to non-controlling interests	7,094	3,714	21,703	3,904
Adjusted EBITDA attributable to Oasis	207,031	232,437	936,979	703,772
Cash Interest	(40,488)	(35,880)	(157,601)	(142,647)
Capital expenditures(2)	(305,348)	(313,060)	(2,203,453)	(836,204)
Capitalized interest	4,017	4,024	17,226	12,797
Free Cash Flow	$(134,788)	$(112,479)	$(1,406,849)	$(262,282)

Net cash provided by operating activities	$234,420	$209,139	$996,421	$507,876
Derivative settlements(1)	(51,515)	(7,460)	(213,528)	(8,264)
Interest expense, net of capitalized interest	41,469	36,289	159,085	146,837
Exploration expenses	3,731	7,590	27,432	11,600
Deferred financing costs amortization and other	(8,983)	(5,645)	(29,057)	(18,311)
Current tax expense	(4)	(421)	23	(421)
Changes in working capital	(8,871)	(2,105)	13,871	69,104
Other non-cash adjustments	3,878	(1,236)	4,435	(745)
Adjusted EBITDA	214,125	236,151	958,682	707,676
Adjusted EBITDA attributable to non-controlling interests	7,094	3,714	21,703	3,904
Adjusted EBITDA attributable to Oasis	207,031	232,437	936,979	703,772
Cash Interest	(40,488)	(35,880)	(157,601)	(142,647)
Capital expenditures(2)	(305,348)	(313,060)	(2,203,453)	(836,204)
Capitalized interest	4,017	4,024	17,226	12,797
Free Cash Flow	$(134,788)	$(112,479)	$(1,406,849)	$(262,282)
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statements of cash flows are presented on a cash basis. Acquisitions totaled $1.8 million and $951.9 million for the fourth quarter and full year 2018, respectively, and $48.2 million and $54.0 million for the fourth quarter and full year 2017, respectively. Additionally, CapEx (including acquisitions) reflected in the table includes consideration paid through the issuance of common stock in connection with the Permian Basin Acquisition for the year ended December 31, 2018.
Segment Adjusted EBITDA Reconciliations
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$256,177	$(107,130)	$(167,292)	$(179,129)
(Gain) loss on sale of properties	10,226	(1,774)	(38,188)	(1,774)
Loss on extinguishment of debt	150	—	13,848	—
Net (gain) loss on derivative instruments	(268,402)	123,954	(28,457)	71,657
Derivative settlements(1)	(51,515)	(7,460)	(213,528)	(8,264)
Interest expense, net of capitalized interest	39,734	36,289	156,742	146,818
Depreciation, depletion and amortization	165,319	143,033	618,402	519,853
Impairment	—	866	384,228	6,887
Exploration expenses	3,731	7,590	27,432	11,600
Equity-based compensation expenses	7,345	5,695	27,910	25,436
Other non-cash adjustments	3,774	(1,303)	4,331	(812)
Adjusted EBITDA	$166,539	$199,760	$785,428	$592,272
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$40,248	$33,294	$141,001	$102,340
Loss on sale of properties	31	—	9,622	—
Interest expense, net of capitalized interest	1,735	—	2,343	19
Depreciation, depletion and amortization	8,380	4,625	29,282	15,999
Equity-based compensation expenses	325	357	1,547	1,461
Other non-cash adjustments	—	—	—	—
Adjusted EBITDA	$50,719	$38,276	$183,795	$119,819

Well Services
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$5,708	$5,897	$31,023	$15,091
Depreciation, depletion and amortization	4,138	3,522	15,698	12,939
Equity-based compensation expenses	439	249	1,588	1,264
Other non-cash adjustments	104	67	104	67
Adjusted EBITDA	$10,389	$9,735	$48,413	$29,361
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment and other similar non-cash and non-recurring charges, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items, excluding net income attributable to non-controlling interests, in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding. Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share is not a measure of diluted earnings (loss) as determined by GAAP.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$221,977	$124,617	$(35,296)	$123,796
Tax reform rate change adjustments	—	(171,900)	—	(171,900)
(Gain) loss on sale of properties	10,236	(1,774)	(28,587)	(1,774)
Loss on extinguishment of debt	150	—	13,848	—
Net (gain) loss on derivative instruments	(268,402)	123,954	(28,457)	71,657
Derivative settlements(1)	(51,515)	(7,460)	(213,528)	(8,264)
Impairment	—	866	384,228	6,887
Amortization of deferred financing costs	2,079	1,779	7,591	6,907
Amortization of debt discount	2,919	2,654	11,120	10,080
Other non-cash adjustments	3,878	(1,236)	4,435	(745)
Tax impact(2)	71,365	(44,425)	(35,759)	(31,696)
Adjusted Net Income (Loss) Attributable to Oasis	$(7,313)	$27,075	$79,595	$4,948

Diluted earnings (loss) attributable to Oasis per share	$0.70	$0.52	$(0.11)	$0.52
Tax reform rate change adjustments	—	(0.71)	—	(0.72)
(Gain) loss on sale of properties	0.03	(0.01)	(0.09)	(0.01)
Loss on extinguishment of debt	—	—	0.04	—
Net (gain) loss on derivative instruments	(0.85)	0.51	(0.09)	0.30
Derivative settlements(1)	(0.16)	(0.03)	(0.69)	(0.03)
Impairment	—	—	1.24	0.03
Amortization of deferred financing costs	0.01	0.01	0.02	0.03
Amortization of debt discount	0.01	0.01	0.04	0.04
Other non-cash adjustments	0.01	(0.01)	0.01	—
Tax impact(2)	0.23	(0.17)	(0.11)	(0.14)
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$(0.02)	$0.12	$0.26	$0.02

Diluted weighted average shares outstanding(3)	313,260	241,960	310,860	237,875

Effective tax rate applicable to adjustment items	23.7%	37.4%	23.7%	37.4%
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items. The tax impact was not computed for the tax reform rate change adjustments.

(3)
The Company included 3,379,000 of unvested stock awards for the year ended December 31, 2018 and 1,817,513 and 2,889,000 of unvested stock awards for the three months ended and the year ended December 31, 2017, respectively, in computing Adjusted Diluted Income Attributable to Oasis Per Share due to the dilutive effect under the treasury stock method. No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three months ended December 31, 2018 because the effect was anti-dilutive due to Adjusted Net Loss Attributable to Oasis.